Exhibit 10.65

EXECUTION VERSION

West Corporation

Amended and Restated Stockholder Agreement

among

West Corporation,

THL Investors, Quadrangle Investors

Other Investors and Founders

named herein

Dated as of March 8, 2013

8. MISCELLANEOUS.	13
8.1. Authority; Effect	13
8.2. Notices	14
8.3. Merger; Binding Effect, Etc	15
8.4. Descriptive Headings	15
8.5. Counterparts	16
8.6. Severability	16
8.7. No Recourse	16
8.8. Aggregation of Shares	16
8.9. Directors’ and Officers’ Insurance	17

9. GOVERNING LAW.	17
9.1. Governing Law	17
9.2. Consent to Jurisdiction	17
9.3. WAIVER OF JURY TRIAL	18
9.4. Exercise of Rights and Remedies	18

ii

AMENDED AND RESTATED

STOCKHOLDER AGREEMENT

This Amended and Restated Stockholder Agreement (the “Agreement”) is made as of March 8, 2013 by and among:

(i)	West Corporation (the “Company”);

(ii)	Thomas H. Lee Equity Fund VI, L.P. (“THL Fund VI”), Thomas H. Lee Parallel Fund VI, L.P. (“THL Parallel Fund”), Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Equity Fund VI Investors (West), L.P., THL Coinvestment Partners, L.P., Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company III LLC, THL Fund VI Bridge Corp., THL Parallel Fund VI Bridge Corp., THL DT Fund VI Bridge Corp. and each Affiliate of such Persons executing this Agreement from time to time and listed as a THL Investor on the signature pages hereto (collectively, the “THL Investors”);

(iii)	Quadrangle Capital Partners II LP, Quadrangle Capital Partners II-A LP and Quadrangle Select Partners II LP, and each other Affiliate of such entities executing this Agreement from time to time and listed as a Quadrangle Investor on the signature pages hereto (collectively, the “Quadrangle Investors”);

(iv)	SONJ Private Opportunities Fund, L.P., and any other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as “Other Investors” (collectively, with their Permitted Transferees, the “Other Investors” and, together with the THL Investors and the Quadrangle Investors, the “Investors”);

(v)	Gary West CRT1 LLC, Gary West CRT2 LLC, Gary West CRT3 LLC, Gary West CRT4 LLC and Gary West CRT5 LLC as Permitted Transferees of Gary L. West, Mary West CRT1 LLC, Mary West CRT2 LLC, Mary West CRT3 LLC, Mary West CRT4 LLC and Mary West CRT5 LLC as Permitted Transferees of Mary E. West (collectively, the “Founders”); and

(vi)	such other Persons, if any, that from time to time become party hereto (together with the Investors, the Other Investors and the Founders, the “Stockholders”) in accordance with the terms hereof.

Recitals

1. On October 24, 2006, the Company consummated a leveraged recapitalization transaction (the “Recapitalization”) on the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of May 31, 2006, between Omaha Acquisition Corp. and the Company (the “Recapitalization Agreement”).

2. In connection with the Recapitalization, the Stockholders and the Managers received shares of Class A Common Stock and/or Class L Common Stock of the Company and previously entered into a Stockholder Agreement dated October 24, 2006 (the “Original Agreement”).

3. On December 30, 2011, the Company completed the conversion of the Company’s outstanding Class L Common Stock into shares of Class A Common Stock and thereafter the reclassification of all of the Company’s Class A Common Stock as a single class of Common Stock (collectively, the “Reclassification”). The Common Stock holdings of each of the Stockholders as of the date of this Agreement is set forth on Schedule I hereto.

In connection with the consummation by the Company of an Initial Public Offering of the Company, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate in its entirety the Original Agreement as follows:

Agreement

1.	EFFECTIVENESS; DEFINITIONS.

1.1. Closing. This Agreement shall become effective only upon the consummation of the Initial Public Offering (the “Closing”). If the Closing shall not have occurred on or prior to May 1, 2013, this Agreement shall become null and void ab initio, and the Original Agreement shall remain in full force and effect in accordance with its terms.

1.2. Definitions. Certain capitalized terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 7 hereof.

2.	VOTING AGREEMENT.

2.1. Election of Directors. Each holder of Shares (other than the Founders) hereby agrees to cast all votes to which such holder is entitled in respect of such Shares, whether at any annual or special meeting, by written consent or otherwise as provided below:

2.1.1.	To fix the number of members of the board of directors of the Company (the “Board”) at between five and eight members, or such other number as may be specified from time to time by the Board in accordance with the certificate of incorporation of the Company then in effect; and

2.1.2.	To elect as members of the Board such individuals, if any, as shall have been nominated by the Majority Investors (or the Board upon notice from the Majority Investors), subject to the provisions of Section 2.1.2(a) and (b) and Section 2.1.3 below:

(a) For so long as the Quadrangle Investors own at least twenty-five percent (25%) of the Shares listed as being owned by the Quadrangle Investors on Schedule I, the Quadrangle Investors will be entitled to designate one (1) director (the

“Quadrangle Director”) (it being agreed that at such time as the number of Shares owned by the Quadrangle Investors becomes less than twenty-five percent (25%) of the Shares listed as being owned by the Quadrangle Investors on Schedule I, the Quadrangle Investors promptly shall cause the Quadrangle Director to submit a letter of resignation to the Board; and, if such resignation is accepted, the vacancy on the Board resulting from such resignation shall be filled in accordance with the certificate of incorporation of the Company then in effect (or the size of the Board may be reduced by determination of the then-remaining members of the Board)) and, subject to entering into an observer rights agreement in the form attached hereto as Exhibit A, one (1) non-director observer;

(b) For so long as the THL Investors own at least five percent (5%) of the Shares listed as being owned by the THL Investors on Schedule I, the THL Investors will be entitled to designate a number of directors determined under Section 2.1.3 (the “THL Directors”) (it being understood that for so long as the number of directors that THL Investors are entitled to designate hereunder is more than two, one of those directors may be designated by each of THL Fund VI, and THL Parallel Fund, in each case so long as such fund holds any Shares); and

(c) one director, approved by the Majority Investors, which will be the chief executive officer of the Company for so long as he or she serves in that capacity (the “CEO Director”).

2.1.3.	Other Director Provisions.

(a) Sell-Down Provisions. The initial number of THL Directors is four (4), but the number of directors that THL Investors are entitled to designate will automatically be reduced effective at and after such time as the THL Investors cease to hold Shares constituting the requisite percentage of the Shares listed as being owned by the THL Investors on Schedule I as follows, subject to adjustment pursuant to Section 2.1.3(b):

Remaining Percentage of THL Investors’ Shares	# of Directors
greater than 50%	4
30% or more, but less than or equal to 50%	3
15% or more, but less than 30%	2
5% or more, but less than 15%	1
less than 5%	0

Upon any required reduction in the number of THL Directors under this Section 2.1.3(a), the THL Investors promptly shall cause one or more of the THL Directors, as the case may be, to submit a letter of resignation to the Board; and, if such resignation is accepted, the vacancy on the Board resulting from such resignation shall be filled in accordance with the certificate of incorporation of the Company then in effect (or the size of the Board may be reduced by determination of the then-remaining members of the Board).

(b) Adjustments for Stock Splits, etc. The percentage threshold amounts for THL Investors’ remaining ownership interest in the table in Section 2.1.3(a) above and the threshold amounts in Sections 2.1.2(a) shall automatically be proportionately adjusted effective upon the consummation of any transaction or series of related transactions (including any stock dividend, distribution, pro-rata redemption or stock repurchase, recapitalization or comparable transaction but not including any pro rata sale of shares by Stockholders) that effects a change in the number of Shares held by each Stockholder Group and that, in the good faith determination of a majority of the entire Board, is substantially proportionate with respect to each Stockholder Group; provided that no such adjustment will restore or increase the number of director designees to which any Investor or Stockholder Group is entitled.

(c) CEO Director. If at any time a person serving as the CEO Director ceases to be the chief executive officer of the Company, the Company and the Stockholders will act promptly in accordance with the provisions hereof to use commercially reasonable efforts to (i) obtain the resignation of such director and, (ii) at such time as a succeeding chief executive officer of the Company is duly appointed, elect that person as the CEO Director.

(d) Removal; Replacement Rights. Members of the Board may only be removed as set forth in the certificate of incorporation of the Company in effect from time to time. If, following election to the Board, any director resigns, is removed, or is unable to serve for any reason prior to the expiration of his or her term as a director, then, subject to the other provisions of this Section 2.1.3, the applicable designating Investor or Stockholder Group, as set forth in this Section 2.1 will designate a nominee for replacement; provided, however, that if the Quadrangle Investors designate as a Quadrangle Director a person who is not a principal or employee of one or more of the Quadrangle Investors then the election or appointment of such person as a director of the Company will be subject to the approval of the THL Investors, which consent will not unreasonably be withheld. If any designating Investor or Stockholder Group fails to promptly designate a person to fill any directorship, then such designating Investor or Stockholder Group shall be deemed to have permanently and irrevocably waived the designation rights to with respect to such directorship, and such directorship shall be filled in accordance with the certificate of incorporation of the Company then in effect (or the size of the Board may be reduced by determination of the then-remaining members of the Board).

(e) Transfer of Rights. Any Investor’s rights under this Section 2.1 can be transferred without restriction to an Affiliated Fund that holds Shares. All other transfers of rights under this Section 2.1 are subject to the prior consent of the Company and the Majority Investors.

(f) Further Assurances. The Company and each Stockholder (other than the Founders) hereby agree to take, at any time and from time to time for so long as this Agreement is in effect, all commercially reasonable actions necessary to accomplish the provisions of this Section 2.1.

2.2. The Company. The Company will not give effect to any action by any holder of Shares or any other Person which is in contravention of this Section 2 unless it is required to do so under applicable law (including the rules of the Commission and any exchange upon which equity securities of the Company are at any time listed).

2.3. Period. Unless otherwise provided in a specific subsection of this Section 2 as to the earlier expiration of such provision, each of the foregoing provisions of this Section 2 shall expire on the earliest of (a) a Change of Control, (b) such time as the Investors and their Affiliates no longer hold Shares equal to at least twenty-five percent (25%) of the aggregate Shares listed on Schedule I as being owned by the Investors, and (c) with respect to any particular provision, the last date permitted by applicable law (including the rules of the Commission and any exchange upon which equity securities of the Company are at any time listed) or any earlier date as the Majority Investors elect to terminate such particular provision, except that the provisions of Section 2.1.2(a) will not be terminated by such action of the Majority Investors without the prior written consent of the Majority Quadrangle Investors at any time when the Quadrangle Investors and their Affiliates own Shares equal to at least twenty-five percent (25%) of the Shares listed on Schedule I as being owned by the Quadrangle Investors.

3.	HOLDER LOCK-UP.

In connection with each underwritten Public Offering, each Stockholder holding more than three percent (3%) of the outstanding Shares hereby agrees to be bound by and, if requested, to execute and deliver any lock-up agreement with the underwriter(s) of such Public Offering restricting such Stockholder’s right to (i) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (ii) enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of Common Stock, in each case to the extent that such restrictions are approved and agreed to, in the case of the Initial Public Offering, by the Majority Investors and, in the case of any other Public Offering, by the holders of a majority of the Shares participating in the Public Offering (the “Principal Lock-Up Agreement”); provided that no Stockholder will be required by this Section 3 to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the execution of the underwriting agreement governing such Public Offering plus such additional period of up to 34 days as may be required by the underwriters to satisfy FINRA regulations and permit the managing underwriters’ analysts to publish research updates. Also, no Stockholder will be required by this Section 3 to be bound by a lock-up agreement unless the Majority Investors agree to be bound by such lock-up agreement. Notwithstanding the foregoing, such lock-up agreement shall not apply to any of the following specifically authorized Transfers: (i) transactions relating to shares of Common Stock or other securities acquired in a Public Offering or acquired in open market transactions or block purchases, (ii) Transfers to Permitted Transferees and (iii) to the extent applicable, conversions of shares of Common Stock into other classes of common stock of the Company without change of holder.

4.	REMEDIES.

4.1. Generally. The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

5.	LEGENDS.

5.1.	Restrictive Legend.

5.1.1.	Each certificate representing Shares (other than the Founder Shares) shall have the following legend endorsed conspicuously thereupon:

The voting of the shares of stock represented by this certificate, and the sale, encumbrance or other disposition thereof, are subject to the provisions of an Amended and Restated Stockholder Agreement and Registration Rights and Coordination Agreement, in each case to which the issuer and certain of its stockholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

5.1.2.	Each certificate representing Founder Shares shall have the following legend endorsed conspicuously thereupon:

The sale, encumbrance or other disposition of the shares of stock represented by this certificate are subject to the provisions of an Amended and Restated Stockholder Agreement and Registration Rights and Coordination Agreement, in each case to which the issuer and certain of its stockholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

5.1.3.	Each certificate representing Investor Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Investor:             .

5.1.4.	Each certificate representing Founder Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Founder:             .

5.1.5.	Any person who acquires Shares which are not subject to any of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

5.2. 1933 Act Legends . Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

5.3. Termination of 1933 Act Legend. The requirement imposed by Section 5.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of Sidley Austin LLP, Ropes & Gray LLP, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (d) of Rule 144, the holder thereof shall be entitled to receive from the Company (and the Company shall issue or cause to be issued promptly upon request), without expense, new certificates not bearing the legend set forth in Section 5.2 hereof.

5.4. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified for removal of the legend in the foregoing provisions are satisfied.

6.	AMENDMENT, TERMINATION; RELEASE OF PARTIES

6.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

6.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and holders of a majority of Shares subject to this Agreement; provided, however, that (a) the consent of the Majority THL Investors shall be required for any amendment, modification, extension, termination or waiver (an “Amendment”) that discriminates against the rights of the THL Investors specifically or against the holders of THL Investor Shares as such under this Agreement, (b) the consent of the Majority Quadrangle Investors shall be required for any Amendment that discriminates against the rights of the Quadrangle Investors specifically or against the holders of Quadrangle Investor Shares as such under this Agreement, (c) the consent of the Majority Other Investors shall be required for any Amendment that discriminates against the rights of the Other Investors specifically or against the holders of Other Investor Shares as such under this Agreement and (d) the consent of the Majority

Founders shall be required for any Amendment that discriminates against rights of the Founders specifically or against the holders of Founder Shares as such under this Agreement. In addition, any Amendment that amends the provisions of Sections 3 or 5 relating to restrictions on Transfer of Shares in a manner that is adverse in any material respect to any Investor or Founder or that amends provisions affecting rights to demand or to participate in registered offerings of Shares or in other offerings of Shares by the Company in a manner that is adverse in any material respect to any Investor or Founder, will require the approval of each Investor or Founder that would be adversely affected in any material respect by such Amendment. Each Amendment that is approved as provided in this Section 6.2 will be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

6.3. Termination; Effect of Termination. This Agreement shall automatically terminate and shall be of no further force or effect at such time as the Investors and their Affiliates cease to own at least five percent (5%) of the outstanding shares of Common Stock. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

6.4. Release of Parties. The undersigned Stockholders acknowledge and agree that upon the effectiveness of this Agreement, each of the Managers and West Health (formerly the Gary and Mary West Wireless Health Institute) shall be permanently and irrevocably released from all further obligations, and shall have no further rights, under the Original Agreement or this Agreement.

7.	DEFINITIONS.

7.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 7:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) The word “including” shall mean including, without limitation;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the other.

7.2. Definitions. The following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Affiliated Fund” means with respect to any Investors, each corporation, trust, limited liability company, general or limited partnership or other entity under common control with that Investor (including any such entity with the same general partner or principal investment advisor as that Investor or with a general partner or principal investment advisor that is an Affiliate of the general partner or principal investment advisor of that Investor).

“Agreement” has the meaning set forth in the Preamble.

“Amendment” has the meaning set forth in Section 6.2

“Board” has the meaning set forth in Section 2.1.1.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“CEO Director” has the meaning set forth in Section 2.1.2.

“Change of Control” means the occurrence of any of the following: (a) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, (b) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock and either (x) represent directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (y) do not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, or (c) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investors and their respective Affiliated Funds; but excluding, in any case referred to in clause (b) or (c) of this definition the Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering.

“Closing” has the meaning set forth in Section 1.1.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means common stock , par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Convertible Securities” means any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“FINRA” means the Financial Institution Regulatory Authority.

“Founders” has the meaning set forth in the Preamble.

“Founder Shares” means all shares of Common Stock (i) originally issued to a Founder, or (ii) issued with respect to shares of Common Stock originally issued to or held by a Founder (including in connection with the Reclassification); in each case, whenever issued, including without limitation all Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities, and all such shares of Common Stock that are Transferred by the holder thereof to such holder’s Affiliates; provided, however, that the shares of Common Stock held by West Health (formerly known as the Gary and Mary West Wireless Health Institute) as of the date of this Agreement shall not be Founder Shares.

“Immediate Family” means, with respect to any natural Person, each of such Person’s lineal descendants and ancestors, spouse, brothers, and sisters, including adoptive relationships, or any trust or entity formed for estate planning purposes or a private foundation for the benefit of the foregoing Persons.

“Initial Public Offering” means the initial Public Offering of the Company registered on Form S-1 (or any successor form under the Securities Act).

“Investor Shares” means all shares of Common Stock (i) originally issued to a THL Investor, a Quadrangle Investor or an Other Investor, or (ii) issued with respect to shares of Common Stock originally issued to or held by a THL Investor, a Quadrangle Investor or an Other Investor (including in connection with the Reclassification); in each case, whenever issued; including without limitation all Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities, and all such shares of Common Stock that are Transferred by the holder thereof to such holder’s Affiliates.

“Investors” has the meaning set forth in the Preamble.

“Majority Founders” means, as of any date, the holders of a majority of the Founder Shares outstanding on such date.

“Majority Investors” means, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Majority Other Investors” means, as of any date, the holders of a majority of the Other Investor Shares outstanding on such date.

“Majority Quadrangle Investors” means, as of any date, the holders of a majority of the Quadrangle Investor Shares outstanding on such date.

“Majority THL Investors” means, as of any date, the holders of a majority of the THL Investor Shares outstanding on such date.

“Managers” means each of Thomas B. Barker, Nancee R. Berger, J. Scott Etzler, Jon R. Hanson, Robert E. Johnson, Mark V. Lavin, Michael E. Mazour, Paul M. Mendlik, Pam Mortenson, David C. Mussman, Steven M. Stangl, Michael M. Sturgeon and such other Persons who from time to time after the date of the Original Agreement and prior to the date hereof became party to the Original Agreement and were designated by the Board as “Managers”.

“Members of the Immediate Family” means, with respect to any individual, each spouse or child or other descendants of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his or her capacity as such custodian or guardian.

“Options” means any options to subscribe for, purchase or otherwise directly acquire shares of Common Stock.

“Original Agreement” has the meaning set forth in the Recitals.

“Other Investors” has the meaning set forth in the Preamble.

“Other Investor Shares” means Investor Shares issued to, or held by, an Other Investor.

“Permitted Transferee” means the transferee in each of the following Transfers:

(a)	Intra-Investor Group Transfers. A Transfer by a holder of Investor Shares of any or all of such Shares to an Affiliate or Affiliated Fund of such holder.

(b)	Estate Planning. A Transfer by a holder of Shares who is a natural Person of any or all of such Shares (a) to, or for the benefit of, any Member or Members of the Immediate Family of such holder or (b) to a trust or entity formed for estate planning purposes or to a private foundation for the benefit of such holder and/or any Member or Members of the Immediate Family of such holder so long as such holder or a Member of the Immediate Family of such holder serves as trustee for such trust or in an equivalent capacity with respect to any such private foundation or other entity and provided that the trust instrument or other documents governing such trust, private foundation or other entity provides that such holder, as trustee (or equivalent), shall retain sole and exclusive control over the voting and disposition of such Shares until the termination of this Agreement or until the death of such holder.

(c)	Upon Death. Upon the death of any holder of Shares who is a natural Person, a distribution of such Shares by the will or other instrument taking effect at the death of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder.

(d)	Investors and Company. A Transfer by any holder of Shares of any or all of such Shares (a) for so long as the Investors own shares in an amount equal to at least 25% of the Initial Investor Shares, with the approval of the Majority Investors, to any Investor or to any of their respective Affiliated Funds or (b) with the Board’s approval, to the Company or any subsidiary of the Company.

(e)	Additional Permitted Transfers by the Investors. A Transfer by any holder of Investor Shares of any or all of such Shares to its partners or members in connection with the termination of such holder’s legal existence. Any such Transfer may be made no earlier than six-months prior to the termination of such holder’s legal existence.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Principal Lock-Up Agreement” has the meaning set forth in Section 3.

“Public Offering” means a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Quadrangle Director” has the meaning set forth in Section 2.1.2.

“Quadrangle Investor” has the meaning set forth in the Preamble.

“Quadrangle Investor Shares” means Investor Shares issued to or held by a Quadrangle Investor.

“Recapitalization” has the meaning set forth in the Recitals.

“Recapitalization Agreement” has the meaning set forth in the Recitals.

“Reclassification” has the meaning set forth in the Recitals.

“Registrable Securities” has the meaning set forth in Section 7.1 of the Registration Rights and Coordination Agreement.

“Registration Rights and Coordination Agreement” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 under the Securities Act (or any successor Rule).

“Sale” means a Transfer for value, and the terms “Sell” and “Sold” shall have correlative meanings.

“Securities Act” means the Securities Act of 1933, as in effect from time to time.

“Shares” means all Investor Shares, Other Investor Shares and Founder Shares.

“Stockholder Group” shall mean any one of (a) the THL Investors, collectively, (b) the Quadrangle Investors, collectively, (c) the Founders, collectively, or (d) the Other Investors, collectively.

“Stockholders” has the meaning set forth in the Preamble.

“THL Director” has the meaning set forth in Section 2.1.2.

“THL Fund VI” has the meaning set forth in the Preamble.

“THL Investors” has the meaning set forth in the Preamble.

“THL Investor Shares” means Investor Shares issued to or held by a THL Investor.

“THL Parallel Fund” has the meaning set forth in the Preamble.

“Transfer” means any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” means any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

8.	MISCELLANEOUS.

8.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

8.2. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a) by hand (in which case, it will be effective upon delivery);

(b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission);

(c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the second Business Day after being deposited with such courier service); or

(d) by U.S. Postal Service (in which case it will be effective four Business Days after being deposited with the U.S. Postal Service);

in each case, to the address (or facsimile number) listed below; provided that each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

If to the Company:

West Corporation

11808 Miracle Hills Drive

Omaha, Nebraska 68154

Attention: David Mussman

with a copy to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: Frederick Lowinger & Robert Verigan

If to any Investor, to it at the address set forth for it in the stock record book of the Company, with copies to:

Thomas H. Lee Partners, LLC

100 Federal Street

Boston, MA 02110

Attention: Anthony DiNovi & Soren Oberg

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael Aiello

and to:

Quadrangle Group LLC

1065 Avenue of the Americas

New York, NY 10018

Attention: Steven Felsher & Bret Oettmeier

with a copy (which shall not constitute notice) to:

Tannenbaum Helpern Syracuse & Hirschtritt LLP

900 Third Avenue

New York, NY 10022

Attention: Brian A. Haskel

If to a Founder, to him or her at the address set forth in the stock record book of the Company with a copy to:

West Partners

5796 Armada Dr., #300

Carlsbad, CA 92008

Attn: Dennis O’Brien

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

8.3. Merger; Binding Effect, Etc. Subject to the last sentence of Section 8.9, this Agreement, together with the Registration Rights and Coordination Agreement, and the Subscription Agreement(s) dated on or about October 24, 2006 among the Company and the subscribers named therein constitute the entire agreement of the parties with respect to their subject matter, supersede all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Except as otherwise expressly provided herein, no Stockholder party hereto may assign any of his, her or its respective rights or delegate any of his, her or its respective obligations under this Agreement without the prior written consent of the Company and, at such times as the Investors collectively own Shares equal to at least twenty-five percent (25%) of the aggregate Shares listed on Schedule I as being owned by the Investors, the Majority Investors, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

8.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

8.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

8.6. Severability. If any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

8.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

8.8. Aggregation of Shares. All Shares held by an Investor or Other Investor and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining the availability of any rights under this Agreement. Within any Stockholder Group, the Stockholders may allocate the ability to exercise any rights under this Agreement in any manner that such Stockholder Group (by holders of a majority of the Shares held by such Stockholder Group) determines. All Shares held by a Founder and any Affiliate to which such Founder has Transferred Shares shall be aggregated together for purposes of determining the availability of any rights under this Agreement; and such Founder and such Affiliates may allocate the ability to exercise any rights under this Agreement in any manner that such group (by holders of a majority of the Shares held by such Founder and his or her Affiliates) sees fit. Notwithstanding the foregoing provisions of this Section 8.8, Shares held by an Affiliate shall only be aggregated if such Affiliate has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Shares held by such Affiliate will remain THL Investor Shares, Quadrangle Investor Shares, Other Investor Shares, or Founder Shares, as the case may be, and will be subject to all of the provisions of this Agreement applicable to such Shares and that such Affiliate will be bound by, and will be a party to, this Agreement as the holder of THL Investor Shares, Quadrangle Investor Shares, Other Investor Shares, or Founder Shares, as the case may be, hereunder.

8.9. Directors’ and Officers’ Insurance. The Company shall purchase, within a reasonable period following the Closing, and maintain for such periods as the Board shall in good faith determine, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any Person who after the Closing is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The provisions of this Section 8.9 shall survive any termination of this Agreement and shall not be deemed to supersede or amend any provisions on the same subject matter set forth in the Recapitalization Agreement.

9.	GOVERNING LAW.

9.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

9.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 hereof is reasonably calculated to give actual notice.

9.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	WEST CORPORATION

/s/ Thomas B. Barker
	Name:	Thomas B. Barker
	Title:	Chief Executive Officer

[Signature Page to Amended and Restated Stockholder Agreement]

THL INVESTORS:	THOMAS H. LEE EQUITY FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden Title: Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden Title: Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden Title: Managing Director

THL COINVESTMENT PARTNERS, L.P.
By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden Title: Managing Director

[Signature Page to Amended and Restated Stockholder Agreement]

THL EQUITY FUND VI INVESTORS (WEST), L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden Title: Managing Director

PUTNAM INVESTMENTS HOLDINGS, LLC
By: Putnam Investments, LLC, its managing member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden Title: Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III, LLC
By: Putnam Investment Holdings, LLC, its managing member
By: Putnam Investments, LLC, its managing member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden Title: Managing Director

THL EQUITY FUND VI INVESTORS (WEST) HL, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

[Signature Page to Amended and Restated Stockholder Agreement]

QUADRANGLE INVESTORS:	QUADRANGLE CAPITAL PARTNERS II LP
By: Quadrangle GP Investors II LP, its general partner
By: QCP GP Investors II LLC, its general partner

/s/ Michael Huber
Name: Michael Huber
Title: President and Managing Principal

QUADRANGLE CAPITAL PARTNERS II-A LP
By: Quadrangle GP Investors II LP, its general partner
By: QCP GP Investors II LLC, its general partner

/s/ Michael Huber
Name: Michael Huber
Title: President and Managing Principal

QUADRANGLE SELECT PARTNERS II LP
By: Quadrangle GP Investors II LP, its general partner
By: QCP GP Investors II LLC, its general partner

/s/ Michael Huber
Name: Michael Huber
Title: President and Managing Principal

[Signature Page to Amended and Restated Stockholder Agreement]

GARY WEST CRT1 LLC

/s/ Gary West
Name: Gary West Title:

GARY WEST CRT2 LLC

/s/ Gary West
Name: Gary West Title:

GARY WEST CRT3 LLC

/s/ Gary West
Name: Gary West Title:

GARY WEST CRT4 LLC

/s/ Gary West
Name: Gary West Title:

GARY WEST CRT5 LLC

/s/ Gary West
Name: Gary West Title:

[Signature Page to Amended and Restated Stockholder Agreement]

MARY WEST CRT1 LLC

/s/ Mary West
Name: Mary West Title:

MARY WEST CRT2 LLC

/s/ Mary West
Name: Mary West Title:

MARY WEST CRT3 LLC

/s/ Mary West
Name: Mary West Title:

MARY WEST CRT4 LLC

/s/ Mary West
Name: Mary West Title:

MARY WEST CRT5 LLC

/s/ Mary West
Name: Mary West Title:

[Signature Page to Amended and Restated Stockholder Agreement]

Schedule I

to Stockholders Agreement

Capitalization Table

Holder	Shares (after giving effect to the Reclassification)
Gary L. West	7,592,792
Mary E. West	7,499,042
Quadrangle Capital Partners II LP	6,603,510
Quadrangle Select Partners II LP	177,157
Quadrangle Capital Partners II-A LP	764,644
Thomas H. Lee Equity Fund VI, L.P.	15,028,249
Thomas H. Lee Parallel Fund VI, L.P.	10,176,331
Thomas H. Lee Parallel (DT) Fund VI, L.P.	1,777,600
THL Coinvestment Partners, L.P.	27,570
THL Equity Fund VI Investors (West), L.P.	7,892,396
THL Equity Fund VI Investors (West) HL, L.P.	1,207,250
Putnam Investment Holdings, LLC	76,701
Putnam Investments Employees’ Securities Company III LLC	76,671

Exhibit A – Form of

Observer Rights Agreement

[Intentionally Omitted From the Filing]